UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014 (January 7, 2014)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On January 7, 2014, ARCA biopharma, Inc. (“ARCA”) announced that Dr. Michael R. Bristow, president and chief executive officer, will present at the Biotech Showcase 2014, taking place January 13-15, 2014 in San Francisco, California. ARCA’s corporate presentation is scheduled for Tuesday, January 14, 2014 at 3:00 p.m. Pacific Time. The press release is furnished as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Additionally, on January 8, 2014, ARCA announced that the U.S. Food and Drug Administration has accepted the Investigational Device Exemption (“IDE”) application that Laboratory Corporation of America submitted for the planned companion diagnostic test for Gencaro™, a pharmacologically unique beta-blocker and mild vasodilator being developed for atrial fibrillation. The IDE allows the companion diagnostic test to be used in ARCA’s planned GENETIC-AF clinical trial. The press release is furnished as Exhibit 99.2 hereto, the contents of which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “ARCA biopharma to Present at Biotech Showcase 2014” dated January 7, 2014.

99.2	Press Release titled “ARCA biopharma Announces U.S. FDA Acceptance of Gencaro Companion Diagnostic Test IDE” dated January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2014

ARCA biopharma, Inc. (Registrant)

By:	/s/Christopher D. Ozeroff
Name:	Christopher D. Ozeroff
Title:	SVP and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “ARCA biopharma to Present at Biotech Showcase 2014” dated January 7, 2014.

99.2	Press Release titled “ARCA biopharma Announces U.S. FDA Acceptance of Gencaro Companion Diagnostic Test IDE” dated January 8, 2014.